EMPLOYMENT AGREEMENT


          THIS AGREEMENT is made as of the 7th day of November, 1997 by and between Esquire Communications Ltd., a Delaware corporation, with offices at 216 East 45th Street, New York, New York 10017 (the "Corporation") and Carole L. Hughes, residing at 250 Ridings Way, aAmbler, PA 19004 (the "Employee").

                              W I T N E S S E T H :


          WHEREAS, in order to induce the Corporation to acquire a corporation (the "Seller") owned in part by the Employee, the Employee has agreed to enter into this Agreement; and

          WHEREAS, the Corporation desires to employ the Employee and the Employee desires to accept such employment upon the terms and conditions contained in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. TERM OF EMPLOYMENT

          Subject to the terms and conditions set forth in this Agreement, the Corporation hereby agrees to employ the Employee, and the Employee accepts such employment, as an employee of the Corporation for the period beginning on the date hereof and continuing for a period of three years or until earlier terminated as provided herein.

          2. DUTIES

          2.1. The Employee shall perform such duties and discharge such responsibilities as the Chief Executive Officer of the Corporation shall from time to time direct. The Employee agrees to perform such duties and discharge such responsibilities in a faithful manner and to the best of her ability. The Employee agrees to devote her full business time and attention to the business and affairs of the Corporation and its subsidiaries and to use her best efforts to promote the interest of the Corporation and its subsidiaries. The Employee shall not be required to relocate outside of the Philadelphia metropolitan area. The Employee further agrees that she will not engage in any outside business concerns or activities, without the written consent of the Corporation's Chief Executive Officer; provided, however, Employee may engage in personal investment activities as long as they do not interfere with the performance of her duties hereunder.

          2.2. The Chief Executive Officer of the Corporation reserves the right from time to time to assign to the Employee additional duties and responsibilities and to delegate to other employees of the Corporation duties and responsibilities normally discharged by the Employee. All such assignments and delegations of duties and responsibilities shall be made by either of them in good faith and shall not materially affect the general character of the work to be performed by the Employee. The Employee shall hold such officerships in the Corporation and any subsidiary to which, from time to time, she may be appointed during the term of this Agreement.

          3. COMPENSATION

          So long as the Employee is employed by the Corporation, the Corporation agrees that:

          3.1. The Employee shall receive an annual base salary at the rate of $135,000 per annum, payable in accordance with the Corporation's normal payroll practices. The Corporation shall deduct or withhold from such payments, and from all other payments made to the Employee pursuant to this Agreement, all amounts which may be required to be deducted or withheld under any applicable law now in effect or which may become effective during the term of this Agreement (including but not limited to Social Security contributions and income tax withholdings). Any salary to be paid to the Employee hereunder may be paid by subsidiaries of the Corporation, and not by the Corporation, in such proportion as shall be allocated among them by the Corporation and such subsidiary.

          3.2. The Employee shall be entitled to participate in, and receive benefits from, any medical and disability plan of the Corporation or any subsidiary which may be in effect at any time during the course of her employment by the Corporation and which shall be generally available to the Employee on terms no less favorable than to other employees of the Corporation or its subsidiaries.

          3.3. The Employee shall be entitled to a performance bonus of up to 50% of her annual salary, payable within 90 days after the end of the Corporation's fiscal year, upon the achievement of financial and operating objectives to be agreed upon by the Employee and the Corporation; provided, however, that for the first year of her employment, Employee shall receive a minimum bonus of at least $60,000.

          4. REIMBURSEMENT FOR EXPENSES

          The Corporation or its subsidiaries shall reimburse the Employee for expenses which the Employee may from time to time reasonably incur on behalf of and at the request of the Corporation in the performance of her responsibilities and duties under this Agreement, provided that the Employee shall be required to account to the Corporation for such expenses in the manner prescribed by the Corporation.

          5. TERMINATION OF EMPLOYMENT BY REASON OF DEATH

          If the Employee shall die during the term of this Agreement, this Agreement shall terminate automatically as of the date of her death and the Corporation shall pay to the Employee's legal representatives the compensation which would otherwise be payable to the Employee up to the end of the month in which her death occurs and no more; provided, however, that if death of the Employee shall occur during the first year of this Agreement, then the Corporation shall pay to the Employee's legal representative one year's salary and any accrued bonus, less any salary previously paid to the Employee through the date of her death.

          6. TERMINATION OF EMPLOYMENT BY REASON OF DISABILITY

          If the Employee shall become temporarily disabled during the term of this Agreement, all of the Employee's rights under this Agreement shall continue until such time as the Employee either returns to work or is deemed "permanently disabled" (as hereinafter defined in Section 6.1).

          6.1. If the Employee shall be deemed permanently disabled, the Employee's employment shall immediately terminate at such time that the Employee is deemed to be permanently disabled. The Employee shall be deemed permanently disabled for purposes of this Agreement if, in the opinion of a licensed physician (mutually satisfactory to the Corporation and the Employee), based on an examination of the Employee (such examination to be paid by the Corporation), the Employee has become physically or mentally disabled such that she cannot perform her assigned duties and: (i) in the opinion of the Chief Executive Officer, the Employee is unable to render full-time service to the Corporation pursuant to the terms of this Agreement for three consecutive months, or (ii) in the opinion of the Chief Executive Officer, the Employee is unable to render full-time service to the Corporation pursuant to the terms of this Agreement for four months out of any twelve consecutive month period.

          6.2. Notwithstanding the above, if termination of the Employee for disability shall occur during the first year of the Agreement, then the Corporation shall pay to the Employee's legal representative one year's salary and any accrued bonus, less any salary previously paid to the Employee up to the date of her disability.

          7. TERMINATION OF EMPLOYMENT FOR CAUSE

          Except as provided in Sections 5 and 6 hereof, the Corporation may only terminate the Employee's employment for cause as provided in this Section
7. The Corporation may terminate the Employee's employment in the event that the Employee shall do or cause to be done any act which constitutes "cause" (as hereinafter defined) for termination. For purposes of this Agreement, "cause" shall be deemed to mean (i) a material breach by the Employee of this Agreement,
(ii) material neglect or refusal to attend to the material duties assigned to her by the Chief Executive Officer of the Corporation, (iii) gross negligence or willful misconduct in the performance of her duties which results in harm to the Corporation, (iv) dishonesty to the Corporation (including, without limitation, conviction of a crime in any court which could have the effect of causing the termination or suspension of any license which the Corporation holds), or (v) conviction of a felony or excessive absenteeism not related to disability. In the case of conduct described in clauses (i), (ii) or (iii) above, such conduct shall not enable the Corporation to terminate this Agreement for cause unless
(A) the Board of Directors of the Corporation shall have given the Employee notice setting forth (x) the conduct deemed to constitute cause and (y) a reasonable time (not less than 5 days) within which the Employee may remedy the breach and (B) the Employee shall not have remedied such breach within the reasonable time specified by the Board of Directors. Should the Employee's employment be terminated by the Corporation for cause, the Corporation's only obligation shall be to pay the Employee her salary and accrued bonuses and other compensation under Sections 3.1 and 3.2 of this Agreement which has accrued as of the date of such termination. Nothing contained in this Article 7 shall in any way waive, restrict or prejudice the Corporation's rights and remedies in equity and at law against the Employee with respect to the matter for which the Employee's employment under this Agreement is terminated for cause. Notwithstanding the above, if termination of the Employee for cause shall occur during the first year of this Agreement, then the Corporation shall pay to the Employee one year's salary and accrued bonus, less any salary previously paid to the date of termination of the Employee.

         8.       CONFIDENTIALITY

          During the course of her employment as an employee of the Corporation, the Employee has had, and will have, access to and will gain knowledge with respect to all of the lines of business of the Corporation, including service information, information concerning customers, court reporters, and other valuable information relating to the development, marketing and sale of services of the Corporation ("Confidential Information"). The parties also agree that covenants by the Employee not to make unauthorized disclosures of the Confidential Information and not to use the Confidential Information after the termination of the Employee's employment with the Corporation in a business in competition with that of the Corporation are essential to the growth and stability of the business of the Corporation. Accordingly, Employee agrees that, except as required by her duties under this Agreement, she shall not take, use, or disclose to anyone in documentary form or through electronic media or otherwise, at any time during or after the term of this Agreement, any Confidential Information obtained by her in the course of her employment with the Corporation. Employee's covenants contained in this Section 8 shall not apply to any information which (i) is in the public domain through no wrongful act of the Employee, (ii) has been rightfully received from a third party without restriction or breach hereof or (iii) is required to be disclosed by law.

          9. NON-COMPETITION

          9.1. During the term of this Agreement and for a period of 24 months from the date of the termination of this Agreement in accordance with its terms, the Employee agrees that she shall not directly or indirectly, within a radius of 100 miles of metropolitan Philadelphia, Pennsylvania (the "Territory"), (i) engage in any business the same as or similar to, or engage in competition with, the business heretofore or presently engaged in by the Corporation, (ii) render services to or have any interest, as a shareholder, owner, agent, consultant, lender or guarantor or any other interest, in any other person engaged in the rendering of services, which are currently being rendered by the Corporation, or similar services, or (iii) engage in competition with, or sell, services as are referred to in clause (ii) of this paragraph; provided, however, that the foregoing shall not be deemed to prevent the Employee from (x) investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange, is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934 or is traded on the Nasdaq Stock Market or over-the-counter, so long as such investment holdings do not, in the aggregate, constitute more than 5% of the voting stock of any company's securities or (y) owning any stock of Esquire Communications Ltd. or any subsidiary thereof.

          9.2. During the term of this Agreement and for a period of 24 months from the date of termination of this Agreement in accordance with its terms, the Employee agrees that she shall not, directly or indirectly, (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for herself or as agent for another) for employment or induce, persuade or encourage any person to leave the Corporation's employ who, prior to the date hereof was, or during such 24 month period will be, employed or retained by the Corporation or Seller as a consultant, independent contractor, reporter, agent, employee or otherwise or (ii) divert or attempt to divert from the Corporation any business whatsoever by influencing or attempting to influence any client or supplier of the Corporation.

          9.3. The Employee acknowledges and agrees that the foregoing territorial and time limitations and restrictive covenants are reasonable and properly required for the adequate protection of the business and affairs of the Corporation, and in the event any such territorial or time limitation is found to be unreasonable by a court of competent jurisdiction, the Employee agrees and submits to the reduction of either said territorial or time limitation or both, to such an area or period as the court may determine to be reasonable.

          10. RIGHTS TO DISCOVERIES

          The Employee agrees that all ideas, inventions, trademarks and other developments or improvements conceived, developed or acquired by the Employee during the term of this Agreement, whether or not during working hours, at the premises of the Corporation or elsewhere, alone or with others, that are within the scope of the Corporation's business operations or that relate to any work or projects of the Corporation shall be the sole and exclusive property of the Corporation. For purposes of this Section 10, the scope of the Corporation's business is expressly limited to court reporting and the preparation of transcripts of depositions, meetings, hearings and trials. The Employee agrees to disclose promptly and fully to the Corporation all such ideas, inventions, trademarks or other developments and, at the request of the Corporation, the Employee shall submit to the Corporation a full written report thereof regardless of whether the request for a written report is made after the termination of this Agreement. The Employee agrees that during the term of this Agreement and thereafter, upon the request of the Corporation and at its expense, she shall execute and deliver any and all applications, assignments and other instruments which the Corporation shall deem necessary or advisable to transfer to and vest in the Corporation the Employee's entire right, title and interest in and to all such ideas, inventions, trademarks or other developments and to apply for and to obtain patents or copyrights for any such patentable or copyrightable ideas, inventions, trademarks and other developments.

          11. NOTICES

          All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given or delivered at the time when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three days after being mailed, by certified mail, postage prepaid, addressed to the appropriate party, at the address for such party set forth at the beginning of this Agreement. Any party may from time to time designate by written notice given pursuant to this Article 11 any other address or party to which any such notice or communication or copies thereof shall be sent.

          12. EQUITABLE RELIEF

      The Employee acknowledges that the Corporation will suffer damages incapable of ascertainment in the event that any of the provisions of Articles 8, 9 or 10 hereof are breached and that the Corporation will be irreparably damaged in the event that the provisions of Articles 8, 9 or 10 are not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of Articles 8, 9 or 10 of this Agreement, the Employee agrees and consents, that in addition to any and all other remedies available to the Corporation, an injunction or restraining order or other equitable relief may be issued or ordered by a court of competent jurisdiction restraining any breach or threatened breach of Articles 8, 9 or 10 of this Agreement. The Employee agrees not to assert in any such action that an adequate remedy exists at law. All expenses, including, without limitation, attorney's fees and expenses incurred in connection with any legal proceeding arising as a result of a breach or threatened breach of Articles 8, 9 or 10 of this Agreement shall be borne by the losing party to the fullest extent permitted by law and the losing party hereby agrees to indemnify and hold the other party harmless from and against all such expenses.

          13. MISCELLANEOUS

          This Agreement shall be governed by the internal domestic laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto (provided, however, that the Employee shall not have the right to assign this Agreement in view of its personal nature). All headings and subheadings are for convenience only and are not of substantive effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and writings (or any part thereof) whether oral or written between the parties hereto relating to the subject matter hereof. There are no oral agreements in connection with this Agreement. Neither this Agreement nor any provision of this Agreement may be waived, modified or amended orally or by any course of conduct but only by an agreement in writing duly executed by both of the parties hereto. If any article, section, portion, subsection or subportion of this Agreement shall be determined to be unenforceable or invalid, then such article, section, portion, subsection or subportion shall be modified in the letter and spirit of this Agreement to the extent permitted by applicable law so as to be rendered valid and any such determination shall not affect the remainder of this Agreement, which shall be and remain binding and effective as against all parties hereto. For purposes of this Agreement, all references to the Corporation shall include all subsidiaries of the Corporation.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                   /S/ CAROLE L. HUGHES
                                   ------------------------------
                                   Carole L. Hughes


                                   Esquire Communications Ltd.


                                   By:/S/
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